UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2012

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  At a meeting of Qualstar’s Board of Directors held on September 18, 2012, Mr. Robert E. Rich tendered his resignation as a director of the Company, to be effective as of September 24, 2012.  At the time of his resignation, Mr. Rich was a member of the Nominating Committee of the Board.

(d)  At the meeting of Qualstar’s Board of Directors held on September 18, 2012, the Board unanimously elected Mr. Daniel Molhoek as a director of the Company to fill the vacancy on the Board resulting from Mr. Rich’s resignation, to be effective as of September 24, 2012.

A press release announcing the resignation of Mr. Rich and the election of Mr. Molhoek was issued on September 24, 2012, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01	Exhibits.

Exhibit Number	Description
99.1	Press release of Qualstar Corporation dated September 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

September 24, 2012	By:	/s/ Lawrence D. Firestone
Lawrence D. Firestone
Chief Executive Officer and President